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                                                                     Exhibit 5.1

Pepper Hamilton LLP
Attorneys at Law
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
215.981.4000
Fax 215.981.4750

                                            September 9, 2002

Comcast Corporation
1500 Market Street
Philadelphia, PA 19102-2148

        Re:    Comcast Corporation
               Registration Statement on Form S-8

Ladies and Gentlemen:

               Reference is made to a Registration Statement on Form S-8 of Comcast Corporation (the "Company") which is being filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

               The Registration Statement covers 25,000,000 shares of the Company's Class A Special Common Stock, par value $1.00 per share (the "Shares"), which may be issued pursuant to the Comcast Corporation 1996 Stock Option Plan, as amended and restated, effective April 29, 2002 (the "Plan").

               We have examined the Registration Statement, including the exhibits thereto, the Company's Articles of Incorporation, as amended, the Company's By-laws, the Plan and such documents as we have deemed appropriate in rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

               Based on the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

               Our opinion is limited to the Business Corporation Law of the Commonwealth of Pennsylvania, as amended, including the statutory provisions and all applicable provisions of the Constitution of the Commonwealth of Pennsylvania and reported judicial decisions interpreting these laws, and the federal securities laws, each as in effect on the date hereof.

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               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        /s/ PEPPER HAMILTON LLP

                                        PEPPER HAMILTON LLP